                              EMPLOYMENT AGREEMENT

     This agreement, dated as of March 1, 1998 (the "Agreement") is made by and between MEDICAL TECHNOLOGY SYSTEMS, INC., a Delaware corporation (the "Company") , and MICHAEL P. CONROY, a resident of the State of Florida (the "Executive").
WITNESSETH:

     WHEREAS, the Company, desires to employ Executive in accordance with the terms and conditions contained in this Agreement and to ensure the availability of the Executives services to the Company;

     WHEREAS, the Executive desires to accept such employment and render his services in accordance with the terms and conditions contained in this Agreement;

     WHEREAS, the Executive and the Company desire to enter into this employment agreement, which will fully recognize the contributions of the Executive and assure harmonious management of the Company's affairs.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

     1. Term of Employment

          (a)   Offer/Acceptance/Effective   Date.  The  Company  hereby  offers
     employment to the Executive and the Executive hereby accepts employment subject to the terms and conditions set forth under this Agreement.

          (b) Term. The term (the " Term") of this contract shall commence on the date that this Agreement becomes effective, and shall continue without interruption until February 28, 2001. Thereafter, this Agreement shall continue for successive one (1) year periods, unless the Company or the Executive elects to terminate the Agreement as provided in Section 5 below. If either the Company or the Executive elects to terminate this agreement upon the expiration of the term of employment, such party shall provide the other party with written notice of election to terminate at least ninety
     (90) days prior to the last day of the term of employment.

     2. Duties.

          (a) General Duties. The Executive shall serve as Vice President and Chief Financial Officer of the Company and shall continue to serve in those positions, with duties and responsibilities that are customarily performed by the Chief Financial Officer of a corporation of the size and engaged in the business of the Company.

          (b) Best Efforts. The Executive covenants to use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement in a competent, careful and faithful manner.

          (c) Devotion of Time. The Executive will devote substantially all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Companies) to the Company's affairs.

     3. Compensation and Expenses.

          (a) Base Salary. For the services of the Executive to be rendered under this Agreement, the Company will pay the Executive an annual base salary (the "Base Salary") as follows:

               (i)  For  March 1,  1998 -  February  28,  1999,  the  amount  of
                    $125,000;

               (ii) For  March 1,  1999 -  February  28,  2000,  the  amount  of
                    $130,000; and

               (iii)For  March 1,  2000 -  February  28,  2001,  the  amount  of
                    $135,200.

     Provided, however, that such Base Salary shall be pro rated accordingly over the time period that the Executive performs services under this Agreement in any calendar year during which this Agreement shall terminate before February 28th thereof.

     The Company shall pay the Executive his Base Salary in equal installments no less than semi-monthly.

     The Executive shall have the right, at his election and subject to compliance with all applicable securities laws including without limitation those laws governing insider trading, to receive compensation in the form of the Company's restricted common stock. Such stock shall be valued at sixty percent (60%) of the closing bid price of the Company's common stock as quoted on an established exchange as of the date of Executive's election. Such election may for all or part of the Executive's compensation. At the beginning of each quarter, Executive shall give the Company notice of his election to exercise his option to receive restricted common stock in lieu of cash compensation.

          (b) Base Salary Adjustment. The Base Salary may not be decreased hereunder during the term of this Agreement, but may be increased upon review by and within the sole discretion of the Company's Board of Directors.

          (c) Bonus. Executive shall be entitled to receive an annual performance bonus as follows: 2% of the first $800,000 of the Company's net income after income taxes plus 1.5% of the Company's net income after taxes in excess of $800,000, but less than $1,600,000 plus 1% of the Company's net income after taxes in excess of $1,600,000. Such bonuses may be paid in cash or issued in shares of the Company's common stock subject to compliance with all applicable securities laws including without limitation those laws governing insider trading. Such stock shall be valued at sixty percent (60%) of the closing bid price of the Company's common stock as quoted on an established exchange as of the date of Executive's election. For the purposes of this Agreement, "net income after income taxes" shall mean with respect to each fiscal year of the Company, the sum of (y), the net income after income taxes, but without taking into account any unusual, non-recurring gains or losses recognized during such year including tax benefits associated with deferred tax assets; and (z) any amount of the performance bonus payable under this Section 3(b) for such fiscal year which has been accrued as an expense and included in the Company's payroll and related expenses for such fiscal year in arriving at the amount of the Company's net income after income taxes. For purposes of this Agreement, net income after income taxes for any year shall be as reported on a consolidated basis in the Company's annual report filed with the Securities and Exchange Commission for such fiscal year .

          (d) Expenses.  In addition to any  compensation  received  pursuant to
     Section 3, the Company will reimburse or advance funds to the Executive for all reasonable, ordinary and necessary travel, educational, seminar, trade shows, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement shall include travel, lodging and food costs for Executive's immediate family to the extent they accompany Executive on business related travel.

          (e) Subsidiary and Affiliate Payments. In recognition of the fact that in the course of the performance of his duties hereunder the Executive may provide substantial benefits to the Company's subsidiaries or affiliated companies, the Executive and the Company may at any time and from time to time agree that all or any portion of the compensation due the Executive hereunder may be paid directly to the Executive by one or more of the Company's subsidiaries or affiliated companies.

          (f) Stock Options. Upon execution of this Agreement, Executive shall receive a nonqualified stock option to purchase 25,000 shares of the common stock of Company with an exercise price of $1.00 per share. The options granted hereunder shall be considered "non-qualified" and will be immediately exercisable upon issuance. The options shall have an exercise period of ten (10) years from the date of this Agreement.

          (g) Additional Equity Based Incentive Compensation. Executive shall be entitled to additional annual equity based incentive compensation as set forth in the Company's Management Incentive Compensation Plan as established by the Compensation Committee.

     4. Benefits.

          (a) Vacation. For each calendar year during the Term during which the Executive is employed, the Executive shall be entitled to 15 work days vacation (which shall accrue and vest, except as may be hereafter provided to the contrary, on each January lst thereof) without loss of compensation or other benefits to which he is entitled under this Agreement.

          If the Executive is unable to take all of his vacation days during a year for which he becomes vested, then the Executive, at his sole option, may elect (x) to carry over any unused vacation to the next calendar year to be used solely in that next year or (y) to receive an appropriate pro rata portion of his Base Salary corresponding to the year in which the vacation days vested. The Executive shall take his vacation at such times as the Executive may select and the affairs of the Company or any of its subsidiaries or affiliates may permit.

          (b) Employee Benefit Programs. In addition to the compensation to which the Executive is entitled pursuant to the provisions of Section 3 hereof, during the Term, the Executive will be entitled to participate in any stock option plan, stock purchase plan, pension or retirement plan, insurance or other employee benefit plan that is maintained at that time by the Company for its employees, including programs of life, disability, basic medical and dental, supplemental medical and dental insurance. The entire cost of employee benefit programs shall be paid by the Company.

          Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated to provide the Executive with any of the foregoing benefits contained in this Section 4 (b) if the Executive, for whatever reason, is or becomes uninsurable with respect to coverage relating to any such benefit(s).

          (c) Automobile Allowance. During the term of this Agreement, the Company shall pay Executive an additional $500 per month as an automobile allowance to be applied to any automobile expense incurred by Executive.

          (d) Annual Physical. The Executive agrees to have an annual physical examination performed by a physician of his choice during each year of this Agreement. The Company shall reimburse Executive for the costs of his annual physical examination.

     5. Termination.

          (a) Termination for Cause. The Company may terminate the Executive's employment pursuant to this Agreement at any time for cause upon written notice. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3 or to participate in any employee benefit programs or other benefits to which he may be entitled under Section 4 for any period subsequent to the effective date of termination. For purposes of this Agreement, the term "cause" shall mean:

               (i)  the Executive's conviction of a felony;

               (ii) the Executive's  indictment for  misappropriating  assets or otherwise defrauding the Company or any of its subsidiaries or affiliates; and

               (iii)materially  breach by the Executive of any provision of this
                    Agreement.

          (b) Death or Disability. This Agreement and the Company's obligations hereunder will terminate upon the death or disability of the Executive. For purposes of this Section 5(c), "disability" shall mean that for a period of six (6) months in any twelve-month period the Executive is incapable of substantially fulfilling the duties set forth in this Agreement because of physical, mental or emotional incapacity resulting from injury, sickness or disease as determined by an independent physician mutually acceptable to the Company and the Executive. Upon any such termination upon death or disability, the Company will pay the Executive or his legal representative, as the case may be, his Base Salary (which may include any accrued, but unused vacation time) at such time pursuant to Section 3(a) through the date of such termination of employment (or, if terminated as a result of a disability, until the date upon which the disability policy maintained pursuant to Section 4 (b) (ii) begins payment of benefits) plus any other compensation that may be due and unpaid. In the event of death or disability of the Executive and any obligations that the Executive may owe the Company for repayment of loans or other amounts shall be forgiven.

          (c) Voluntary Termination. Prior to the termination of this Agreement, the Executive may, on sixty (60) days prior written notice to the Company, at any time terminate his employment. Upon any such termination, the Company shall pay the Executive his Base Salary at such time pursuant to
     Section 3(a) through the date of such termination of employment (which shall include any vested and accrued, but unused vacation time).

     6. Restrictive Covenants.

          (a) Competition with the Companies. The Executive covenants and agrees that, during the Term of this Agreement, the Executive will not, without the prior written consent of Company, directly or indirectly (whether as a sole proprietor, partner, stockholder, director, officer, employee or in any other capacity as principal or agent) , compete with the Company. Notwithstanding this restriction, Executive shall be entitled to invest in stock of other competing public companies so long as his ownership is less than 5% of such company's outstanding shares.

          (b) Disclosure of Confidential Information. The Executive acknowledges that during his employment he will gain and have access to confidential information regarding the Company and its subsidiaries and affiliates. The Executive acknowledges that such confidential information as acquired and used by the Company or any of its subsidiaries or affiliates constitutes a special, valuable and unique asset in which the Company or any of its subsidiaries or affiliates, as the case may be, hold a legitimate business interest. All records, files, materials and confidential informant (the "Trade Secrets") obtained by the Executive in the course of his employment with the Company shall be hereby deemed confidential and proprietary and shall remain the exclusive property of the Company or any of its subsidiaries or affiliates, as the case may be. The Executive will not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated, disclose any Trade Secrets to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of the Board of Directors of the Companies, unless such information previously shall have become public knowledge through no action by or omission of the Executive.

          (c) Subversion, Disruption or Interference. At no time during the term hereof and thereafter, shall Executive, directly or indirectly, interfere, induce, influence, combine or conspire with, or attempt to induce, influence, combine or conspire with, any of the employees or sponsors of, or consultants to, the Company to terminate their relationship with or compete or ally against the Company or any of its subsidiaries or affiliates of the Company in the business in which the Company or any one of its subsidiaries or affiliates is presently engaged or in which the Company or any one of its subsidiaries or affiliates desires to engage in the future.

          (d) Enforcement of Restrictions. The parties hereby agree that any violation by Executive of the covenants contained in this Section 6 will cause irreparable damage to the Company or any of its subsidiaries and affiliates and may, as a matter of course, be restrained by process issued out of a court of competent jurisdiction, in addition to any other remedies provided by law. Violation of this Section 6 shall be conclusively deemed to be the basis for termination of the Executive for "cause".

     7. Change of Control.

          (a) For the purposes of this Agreement, a "Change of Control" shall be deemed to have taken place if any person, other than the Siegel Family Limited Partnership or Siegel Family Revocable Trust, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the owner or beneficial owner of companies securities, after the date of this Agreement, having more than 50% of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities specifically approved by Executive and specifically excluded from the provisions of this Section 8 by subsequent written agreement of the Executive); provided, however, that a Change of Control shall not be deemed to have occurred if the person who becomes the owner of said more that 50% of the combined voting power of the Company is Todd E. Siegel or an entity (or entities) controlled by Todd E. Siegel or family member of Todd E. Siegel.

          (b) The Company and Executive hereby agree that, if Executive is in the employ of the Company on the date on which a Change of Control occurs (the "Change of Control Date"), the Company will continue to employ the Executive and the Executive will remain in the employ of the Company for the period commencing on the Change of Control Date and ending on the expiration of the Term, to exercise such authority and perform such executive duties as are commensurate with the authority being exercised and duties being performed by the Executive immediately prior to the Change of Control Date. If after a Change of Control, the Executive is requested, and, in his sole and absolute discretion, consents to change his principal business location outside of Pinellas or Hillsborough Counties, Florida, the Company will reimburse the Executive for his relocation expenses, including without limitation, moving expenses, temporary living and travel expenses for a time while arranging to move his residence to the changed location, closing costs, if any, associated with the sale of his existing residence and the purchase of a replacement residence at the changed location, plus an additional amount representing a gross-up of any state or federal taxes payable by Executive as a result of any such reimbursements. If the Executive shall not consent to change his business location outside of Pinellas or Hillsborough Counties, Florida, the Executive may continue to provide the services required of him hereunder in Pinellas or Hillsborough Counties, Florida, and the Company shall continue to maintain an office for the Executive within those Counties commensurate with the Company's office prior to the Change of Control Date.

          (c) During the remaining Term after the Change of Control Date, the Company will (i) continue to honor the terms of this Agreement, including as to Base Salary and other compensation set forth in Section 3 hereof, and
     (ii) continue employee benefits as set forth in Section 4 hereof at levels in effect on the Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law regulating employee benefits).

          (d) If during the remaining Term on or after the Change of Control Date (i) the Executive's employment is terminated by the Company other than for cause (as defined in Section 5 hereof), or (ii) there shall have occurred a material reduction in Executive's compensation or employment related benefits, or a material change in Executive's status, working conditions or management responsibilities, or a material change in the business objectives or policies of the Company and the Executive voluntarily terminates employment within sixty (60) days of any such occurrence, or the last in a series of occurrences, then the Executive shall be entitled to receive, subject to the provisions of subparagraphs
     (e) and (f) below, a lump-sum payment equal to 299% of Executive's current Base Salary in addition to any other compensation that may be due and owing to the Executive under Section 3 hereof.

          (e) The amounts payable to the Executive under any other compensation arrangement maintained by the Company which became payable, after payment of the lump-sum provided for in paragraph (d), upon or as a result of the exercise by Executive of rights which are contingent on a Change of Control (and would be considered a "parachute payment" under Internal Revenue Code 280G and regulations thereunder), shall be reduced to the extent necessary so that such amounts, when added to such lump-sum, do not exceed 299% of the Executive's Base Salary (as computed in accordance with provisions of the Internal Revenue Code of 1986, as amended and any regulations promulgated thereunder) for determining whether the Executive has received an excess parachute payment. Any such excess amount shall be deferred and paid in the next tax year.

          (f) In the event of a proposed Change in Control, the Company will allow the Executive to participate in all meetings and negotiations related thereto.

     8. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the assets and business of the Company. The Executive's rights and obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void and constitute a material breach hereunder.

     9. Severability. If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and/or like effect as though such provision were not included.

     10. Effectiveness/Enforceability. The enforceability and effectiveness of this Agreement shall be conditioned upon the closing of the Stock Purchase Agreement, and only upon such closing shall this Agreement create any binding legal obligations hereunder on the parties hereto.

     11. Notice. Notices given pursuant to the provisions of this Agreement shall be sent by certified mail, postage prepaid, or by overnight courier, or telecopier to the following addresses:

                  To the Company:

                           Medical Technology Systems, Inc.
                           12920 Automobile Blvd.
                           Clearwater, FL 33762

                  With copy to:

                           Robert Grammig
                           Holland & Knight
                           400 North Ashley Street
                           Tampa, FL  33602

     Either party may, from time to time, designate any other address to which any such notice to it or him shall be sent. Any such notice shall be deemed to have been delivered upon the earlier of actual receipt or four days after deposit in the mail, if by certified mail.

     12. Miscellaneous.

          (a) Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Florida without giving effect to the conflict of laws rules thereof.

          (b) Waiver/Amendment. The waiver by any party to this Agreement of a breach of any provision hereof by any other party shall not be construed as a waiver of any subsequent breach by any party. No provision of this Agreement may be terminated, amended, supplemented, waived or modified other than by an instrument in writing signed by the party against whom the enforcement of the termination, amendment, supplement, waiver or modification is sought.

          (c) Attorney's Fees. In the event any action is commenced, the prevailing party shall be entitled to a reasonable attorneys fee, costs and expenses.

          (d) Entire Agreement. This Agreement represents the entire agreement between the parties with respect to the subject matter of this Agreement.

          (e) Counterparts. This Agreement may be executed in counterparts, all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the day and year first above written.

WITNESSES:                                           "EXECUTIVE"

--------------------------------    -----------------------------------------
Print Name: ____________________    MICHAEL P. CONROY

--------------------------------
Print Name: ____________________

                                    "COMPANY"

                                    MEDICAL TECHNOLOGY SYSTEMS, INC.,
________________________________    a Delaware corporation
Print Name: ____________________
                                   By: _____________________________________
________________________________   Print Name: _____________________________
Print Name: ____________________   As: _____________________________________